UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NantHealth, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Jefferson Blvd Culver City, California 90232
(Address of principal executive offices, including zip code)

NantHealth, Inc. 2016 Equity Incentive Plan, as Amended and Restated
(Full title of the plan)

Brandon Villery NantHealth, Inc. 9920 Jefferson Blvd Culver City, California 90232 (310) 883-1300
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Martin J. Waters Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, CA 92130 Telephone: (858) 350-2300 Facsimile: (858) 350-2399

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the NantHealth, Inc. 2016 Equity Incentive Plan, as Amended and Restated	12,000,000	$2.50	$30,000,000.00	$3,894.00
TOTAL	12,000,000		$30,000,000.00	$3,894.00
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the NantHealth, Inc. 2016 Equity Incentive Plan, as Amended and Restated (“2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2) Estimated solely for purposes of calculating the registration fee on the basis of $2.50 per share, in accordance with Rule 457(c) and (h) of the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Stock Market LLC on May 27, 2020.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
This Registration Statement on Form S-8 (the “Registration Statement”) registers 12,000,000 additional shares of the common stock of NantHealth, Inc. (the “Registrant”) that may be issued pursuant to the Registrant’s 2016 Equity Incentive Plan, as amended and restated (the “2016 Plan”).
In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 7, 2016 (File No. 333-211886) and June 15, 2018 (File No. 333-225670) (the “Previous Form S-8s”) are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 28, 2020;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, filed with the Commission on May 8, 2020;

(3)
The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 21, 2020, but only to the extent incorporated by reference in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(4)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 14, 2020, February 6, 2020, March 16, 2020, and May 22, 2020, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(5)	The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-37792) filed with the Commission on June 1, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 8. Exhibits.

Exhibit Number	Description
4.1
Specimen Common Stock Certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-211196), filed with the Commission on May 20, 2016).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).
99.1+	NantHealth, Inc. 2016 Equity Incentive Plan, as Amended and Restated, and related form agreements.
+    Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on June 9, 2020.

NantHealth, Inc.
By:	/s/ Patrick Soon-Shiong
Dr. Patrick Soon-Shiong, M.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Soon-Shiong, M.D. and Bob Petrou, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of NantHealth, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Soon-Shiong	Chairman and Chief Executive Officer (Principal Executive Officer)	June 9, 2020
Patrick Soon-Shiong

/s/ Bob Petrou	Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2020
Bob Petrou

/s/ Michael S. Sitrick	Director	June 2, 2020
Michael S. Sitrick

/s/ Kirk K. Calhoun	Director	June 2, 2020
Kirk K. Calhoun

/s/ Michael Blaszyk	Director	June 2, 2020
Michael Blaszyk

/s/ Deanna Wise	Director	June 3, 2020
Deanna Wise